EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Receives Continued Listing Standard Notice From NYSE
TULSA, OK - March 27, 2020 - Laredo Petroleum, Inc., a Delaware corporation (NYSE: LPI) ("Laredo" or the "Company"), announced today that on March 26, 2020, it received formal notice from the New York Stock Exchange ("NYSE") that the average closing price of the Company's common stock over the prior 30-consecutive trading day period was below $1.00 per share, which is the minimum average share price for continued listing on the NYSE.
Laredo intends to notify the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements within the six-month cure period. During the cure period, Laredo's shares of common stock will continue to trade on the NYSE, subject to compliance with other continued listing requirements.
The NYSE notification does not affect Laredo's ongoing business operations or its Securities and Exchange Commission reporting requirements, nor does it trigger any violation of its debt obligations. Laredo is considering all available options to regain compliance with the NYSE's continued listing standards, which may include a reverse stock split, if appropriate.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any statements made regarding continued New York Stock Exchange listing, including continued compliance, means of regaining compliance, timing to do so, effect of a continued listing notice or a delisting on operations or debt obligations, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future, are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation constraints in the Permian Basin, hedging activities, the outbreak of disease, such as the COVID-19 pandemic, possible impacts of litigation and regulations and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Contact:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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